Exhibit 99.1

Potlatch Corporation 601 W. Riverside Ave., Suite 1100 Spokane, WA 99201 509.835.1500 www.potlatchcorp.com

News Release

For release:	February 3, 2006

Contact:	(Media)	(Investors)
	Michael D. Sullivan	Douglas D. Spedden
	509.835.1516 (work)	509.835.1549
509.951.3405 (cell)

BOARD DECLARES SPECIAL DISTRIBUTION OF $15.15 PER SHARE AND

A REGULAR QUARTERLY DISTRIBUTION OF $0.65 PER SHARE

Stockholders Approve Merger In Connection With Conversion To Real Estate Investment Trust (REIT)

Spokane, WA –Potlatch Corporation (NYSE: PCH) today announced the completion of its planned reorganization in connection with its conversion to a real estate investment trust, or REIT, on January 1, 2006. In separate action following the reorganization, the Potlatch Board of Directors declared the company’s first quarterly distribution to stockholders as a REIT as well as a special distribution of accumulated earnings and profits (E&P).

As required under REIT tax laws, Potlatch’s Board of Directors declared a special taxable E&P distribution to stockholders of earnings and profits accumulated prior to Potlatch’s conversion to a REIT on January 1, 2006. The E&P distribution of $15.15 per share, for a total distribution of approximately $445 million, will be paid on March 31, 2006, to stockholders of record on February 14, 2006. The ex-dividend date will be February 10, 2006. Stockholders will be able to elect to receive their E&P distribution in stock or cash or a combination of stock and cash, although the aggregated cash amount will be capped at 20 percent of the total distribution. Election forms will be mailed to all stockholders on or about February 15, 2006 and will be due on March 20, 2006.

The Board also declared the first regular quarterly distribution as a REIT on the company’s common stock. The distribution of $0.65 per share is payable February 28, 2006, to stockholders of record on February 13, 2006. The ex-dividend date will be February 9, 2006.

At a special meeting held today, Potlatch stockholders approved a merger of Potlatch Corporation with and into a wholly owned subsidiary for the purpose of

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increasing the authorized common stock from 40 million to 100 million shares and imposing ownership restrictions on the number of shares a shareholder may own in order to facilitate compliance with the REIT tax rules. The increase in authorized shares will, among other things, assure sufficient shares are available for issuance to cover the special E&P distribution. The additional shares will also be available for issuance to cover any future stock splits, future acquisitions funded using shares, equity offerings to raise capital for any future acquisitions or other corporate purposes.

As a result of the merger, the stockholders of Potlatch automatically became stockholders of a new entity named Potlatch Corporation that is now the parent of the merged company, which is named Potlatch Forest Holdings, Inc. Potlatch Forest Holdings, Inc. now owns substantially all of Potlatch’s timberlands as well as the stock of Potlatch Forest Products Corporation, a taxable REIT subsidiary that now owns and operates the manufacturing facilities formerly owned by Potlatch Corporation prior to the conversion to a REIT.

Potlatch is a real estate investment trust with 1.5 million acres of timberlands in Arkansas, Idaho, Minnesota and Oregon with a taxable REIT subsidiary that manufactures forest products.

This news release contains, in addition to historical information, certain forward-looking statements. These forward-looking statements are based on management’s best estimates and assumptions regarding future events, and are therefore subject to known and unknown risks and uncertainties and are not guarantees of future performance. The company’s actual results could differ materially from those expressed or implied by forward-looking statements. Factors that could cause actual results to differ materially include those risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission. The company disclaims any intent or obligation to update these forward-looking statements.

This press release does not constitute an offer of any securities for sale and is not a substitute for the prospectus covering the special E&P distribution.

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